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                                                                EXHIBIT 99.10(e)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the references made to our firm under the captions "Condensed Financial Information" in the Prospectuses and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 35 to Registration Statement No. 33-1657 on Form N-1A of our reports dated July 6, 2001 on the financial statements and financial highlights of MFS International Investors Trust, MFS International Growth Fund and MFS Emerging Markets Equity Fund included in the 2001 Annual Reports to Shareholders.


                                                              ERNST & YOUNG LLP
                                                              Ernst & Young LLP


Boston, Massachusetts
September 26, 2001